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                                                                 EXHIBIT 3.34.02

                            227670                    ENDORSED
                                                        FILED
                                         in the office of the Secretary of State
                                             of the State of California

                                                     SEP 29 1986

                                         MARCH FONG EU, Secretary of State


                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                     JOHN BROWN SCHOOLS OF CALIFORNIA, INC.


John E. Brown, Jr. and E. William George, III certify that:

1. They are the president and secretary, respectively, of John Brown Schools of California, Inc., a California nonprofit public benefit corporation.

2. Desiring to change the status of the corporation to that of a California business corporation, the directors, by the required vote, have approved the necessary changes to the articles of incorporation, so that the articles as amended read in full as follows:

                           ARTICLES OF INCORPORATION

                                       OF

                     JOHN BROWN SCHOOLS OF CALIFORNIA, INC.

                                   ARTICLE I

     The name of this corporation is John Brown Schools of California, Inc.

                                   ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
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                                  ARTICLE III

     This corporation is authorized to issue only one class of shares of stock which shall be designated Common Stock; and the total number of shares which this corporation is authorized to issue is one (1).

3.  The directors are the corporation's only members.

4. This change of status to a business corporation has been approved by the Attorney General, and a copy of the approval is attached to this certificate.



                              John E. Brown, Jr.
                              -----------------------------
                              John E. Brown, Jr., President


                              E. William George
                              -----------------------------
                              E. William George, Secretary


                                 Verifications

     The undersigned declares under penalty of perjury under the laws of the State of California that the statements contained in the foregoing certificate are true and correct of his own knowledge, and that this declaration was executed on September ___, 1986 at Siloam Springs, Arkansas.



                              John E. Brown, Jr.
                              -----------------------------
                              John E. Brown, Jr., President

     The undersigned declares under penalty of perjury under the laws of the State of California that the statements con-